As filed with the Securities and Exchange Commission on December 9, 2013

Registration No. 333-191989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M/I HOMES, INC.

Co-registrants are listed on the following page

(Exact name of registrant as specified in its charter)

Ohio	31-1210837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(614) 418-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Thomas Mason, Esq.

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(614) 418-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Adam K. Brandt, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, OH 43215

(614) 464-6400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Debt securities
Guarantees of debt securities (4)
Common shares
Preferred shares
Depositary shares (5)
Warrants (6)
Rights (7)
Stock purchase contracts
Units
Total	$400,000,000	(2)	$400,000,000	(3)

(1)	Information with respect to each class of securities is omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). An indeterminate amount of debt securities, guarantees of debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts and units of one or more of those securities are being registered as may from time to time be issued at indeterminate prices having an aggregate initial offering price not to exceed $400,000,000 (in United States dollars or, if any securities are issued in a foreign currency, currency unit or composite currency, the equivalent thereof in such other currency, currency unit or composite currency). The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder also include such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of the securities registered hereunder and such indeterminate amounts of securities as may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)	The proposed maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Previously paid.
(4)	The guarantees are the full and unconditional guarantee of M/I Homes, Inc.’s obligations under its debt securities by its wholly-owned subsidiaries listed on the following page. No separate consideration will be received for the guarantees. No additional registration fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act.
(5)	Each depositary share will represent a fractional interest of a preferred share.
(6)	Warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities.
(7)	Rights evidencing the right to purchase debt securities, common shares, preferred shares or depositary shares.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

The following direct and indirect wholly-owned subsidiaries of M/I Homes, Inc. may guarantee the debt securities of M/I Homes, Inc. registered hereunder and are co-registrants under this Registration Statement.

Exact name of co-registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Austin, LLC	Ohio	80-0739449
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of DFW, LLC	Delaware	46-3294033
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/l Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
M/I Properties LLC	Ohio	31-1210837
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441

*	The address, including zip code, and telephone number, including area code, of each co-registrant’s principal executive offices are the same as those of M/I Homes, Inc. The name, address, including zip code, and telephone number, including area code, of each co-registrant’s agent for service are the same as those of M/I Homes, Inc. The primary standard industrial classification code number of each co-registrant is 1531.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 9, 2013

PROSPECTUS

$400,000,000

M/I Homes, Inc.

Debt Securities

Guarantees of Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

We may offer from time to time debt securities, common shares, preferred shares, depositary shares, warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities, rights to purchase debt securities, common shares, preferred shares or depositary shares, stock purchase contracts and units of one or more of those securities having an aggregate offering price not to exceed $400,000,000 (in United States dollars or, if any securities are issued in a foreign currency, currency unit or composite currency, the equivalent thereof in such other currency, currency unit or composite currency). The debt securities may be either senior debt securities or subordinated debt securities. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “MHO.” Unless we state otherwise in the applicable prospectus supplement, we will not list any of the securities on any securities exchange.

We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus, in one or more separate offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $400,000,000.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document, or that any information we have incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference.

Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” refer to M/I Homes, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial condition, liquidity and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	the homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial position and cash flows;

•	although the homebuilding industry generally experienced improved conditions in 2012 and in the year-to-date 2013 compared to those in effect during the recent downturn, a renewed deterioration in industry conditions or in broader economic conditions could have adverse effects on our business and results of operations;

•	increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations;

•	a reduction in the availability of mortgage financing or an increase in mortgage interest rates or down payment requirements could adversely affect our business;

•	if land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market;

•	our strategies in responding to the adverse conditions in the homebuilding industry over the past several years and the implementation of additional strategies may not be successful, despite signs of modest recovery in the housing industry in 2012 and in the year-to-date 2013;

•	our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines;

•	supply shortages and other risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	tax law changes could make home ownership more expensive or less attractive;

•	increases in our cancellations could have a negative impact on our gross margins from home sales and home sales revenue;

•	inflation can adversely affect us, particularly in a period of declining home sale prices;

•	our limited geographic diversification could adversely affect us if the homebuilding industry in our markets declines;

•	we may not be successful in integrating acquisitions or implementing our growth strategies;

•	we have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows;

•	the mortgage warehousing agreement of our financial services segment will expire in March 2014;

•	reduced numbers of home sales may force us to absorb additional carrying costs;

•	if our ability to resell mortgages to investors is impaired, we may be required to broker loans;

•	mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties;

•	we may not be able to benefit from net operating loss carryforwards;

•	our net operating loss carryforwards could be substantially limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor;

•	the terms of our indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness;

•	our indebtedness could adversely affect our financial condition, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness;

•	in the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	we can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines;

•	because of the seasonal nature of our business, our quarterly operating results can fluctuate;

•	product liability litigation and warranty claims that arise in the ordinary course of business may be costly;

•	our subcontractors can expose us to warranty costs and other risks;

•	natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	we are subject to extensive government regulations, which could restrict our homebuilding or financial services business and cause us to incur significant expense;

•	new government regulations may make it more difficult for potential purchasers to finance home purchases and may reduce the number of mortgage loans our financial services segment makes;

•	information technology failures and data security breaches could harm our business;

•	we are dependent on the services of certain key employees, and the loss of their services could hurt our business; and

•	such other factors as may be described from time to time in our filings with the SEC.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

M/I HOMES, INC.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes. We commenced homebuilding activities in 1976. Since that time, we have sold and delivered over 86,000 homes. We design, market, construct and sell single-family homes, attached townhomes and condominiums to first-time, move-up, empty-nester and luxury buyers under the M/I Homes, Showcase Homes and Triumph Homes trade names.

We have homebuilding operations in the following geographic markets: Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C. We support our homebuilding operations by providing mortgage financing services through our wholly-owned subsidiary, M/I Financial Corp. (“M/I Financial”), and title services through subsidiaries that are either wholly- or majority-owned by us.

Our financial reporting segments consist of: Midwest homebuilding; Southern homebuilding; Mid-Atlantic homebuilding; and financial services. Our homebuilding operations comprise the most substantial part of our business, representing 97% of consolidated revenue for the year ended December 31, 2012. Our financial services operations generate revenue from originating and selling mortgages and collecting fees for title insurance and closing services.

M/I Homes, Inc. is an Ohio corporation incorporated through predecessor entities in 1973. Our principal executive offices are located at 3 Easton Oval, Suite 500, Columbus, Ohio 43219. The telephone number of our corporate headquarters is (614) 418-8000 and our website address is www.mihomes.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends, or the deficiency of earnings available to cover fixed charges and combined fixed charges and preferred stock dividends, as appropriate, for the periods indicated.

	Nine Months Ended		Fiscal Year Ended December 31,
(Dollars in thousands)	September 30, 2013	September 30, 2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	2.16	1.47	1.59	—	—	—	—
Coverage deficiency	—	—	—	$32,673	$24,085	$90,820	$211,906
Ratio of earnings to combined fixed charges and preferred stock dividends	1.96	1.47	1.59	—	—	—	—
Coverage deficiency	—	—	—	$32,673	$24,085	$90,820	$219,769

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Earnings consist of (loss) income from continuing operations before income taxes, loss (income) of unconsolidated joint ventures, fixed charges and interest amortized to cost of sales, excluding capitalized interest. Fixed charges consist of interest incurred, amortization of debt costs and that portion of operating lease rental expense (33%) deemed to be representative of interest. The ratio of earnings to combined fixed charges and preferred stock dividends is determined by dividing earnings by combined fixed charges and preferred stock dividends. Preferred stock dividends represent dividends on our outstanding 9.75% Series A Preferred Shares multiplied by the ratio which pre-tax income from continuing operations bears to income from continuing operations.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes. General corporate purposes may include the acquisition of land, land development, home construction, repayment of indebtedness, payment of dividends, repurchase of shares, mergers, acquisitions and other strategic investments.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the prospectus supplement for the securities. See “—Subordination” below. The debt securities may be guaranteed by certain of our direct and indirect wholly-owned subsidiaries. See “—Guarantees” below.

We will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under the subordinated indenture, dated September 11, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee. These indentures are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” the “senior indenture” or the “subordinated indenture,” as applicable. The form of senior indenture and the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. Prior to issuing any senior debt securities, we will select an indenture trustee for the indenture relating to the issuance of senior debt securities, qualify such indenture trustee under the Trust Indenture Act and execute such indenture.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement.

General

We will be able to issue an unlimited amount of debt securities under each indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, we will specify the terms of the particular securities in a supplemental indenture or in a resolution of our board of directors or in one or more officers’ certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including the following:

•	the title of, and the price at which we will sell, the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal will be payable or how to determine such dates;

•	the rate or rates or method of determination of interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” any record dates for the interest payable on the interest payment dates, and our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the place of payment on the debt securities;

•	any obligation or option we have to redeem, purchase or repay debt securities, or any option of the registered holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

•	the currency or currencies, including composite currencies or currency units, in which payment of the principal of, and premium, if any, or interest on, any of the debt securities will be payable if other than the currency of the United States of America;

•	the terms and conditions upon which the currency in which the debt securities are payable may change;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

•	any event of default applicable to the debt securities;

•	any covenants included for the benefit of the holders of the debt securities;

•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;

•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	whether the debt securities will be convertible into or exchangeable for our common shares or preferred shares and the terms of any such conversion or exchange;

•	the terms of the subordination of any series of subordinated debt securities;

•	restrictions, if any, on transfer, sale or other assignment of the debt securities;

•	provisions, if any, for a sinking fund or other analogous fund;

•	information describing any book-entry features of the debt securities;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in Section 1273(a) of the Code;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt securities;

•	whether or not the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the initial guarantors;

•	the name of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and

•	any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Guarantees

Any series of debt securities issued under this prospectus may be guaranteed by certain of our direct and indirect wholly-owned subsidiaries. If we issue a series of guaranteed debt securities, the guarantees will be set forth in a supplemental indenture relating to such series, and the applicable prospectus supplement will describe the terms and conditions of the guarantees.

Unless otherwise stated in the applicable prospectus supplement, each guarantor of a series of guaranteed debt securities will fully and unconditionally guarantee, on a joint and several basis, the due and punctual payment of the principal of, and premium, if any, and interest on, the debt securities of such series and all other amounts due and payable under the applicable indenture, when and as such amounts become due and payable, all in accordance with the terms of such debt securities and the applicable indenture.

Unless otherwise stated in the applicable prospectus supplement, the obligations of each guarantor under its guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantee not constituting a fraudulent conveyance or transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or transfer under applicable law. If that were to occur, the court could void the guarantor’s obligations under its guarantee, subordinate that guarantee to other debt and liabilities of the guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the guarantor.

Unless otherwise stated in the applicable prospectus supplement:

•	each guarantee of a series of senior debt securities will be the unsecured senior obligation of the applicable guarantor, and will rank pari passu in right of payment with all unsecured debt of the guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee; and

•	each guarantee of a series of subordinated debt securities will be the unsecured subordinated obligation of the applicable guarantor, and will be subordinate and subject in right of payment to the prior payment in full of all senior indebtedness of the guarantor to the same extent and manner that payments with respect to the subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer of such debt securities. See “—Subordination” below.

Any guarantor may be released as a guarantor, and its guarantee terminated:

•	upon a sale or disposition of all or substantially all of its assets (whether by merger or otherwise), in accordance with the applicable indenture, to any person other than us;

•	if it merges with and into us, with us surviving the merger; or

•	if we exercise our legal defeasance option or covenant defeasance option with respect to such series of debt securities, or if the obligations under the applicable indenture are satisfied and discharged in accordance with the terms of the indenture.

Payment of Debt Securities—Interest

Unless otherwise stated in the applicable prospectus supplement, we will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on the debt securities, we will pay defaulted interest in either of the two following ways:

•	First, we will propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holders of the debt securities as of the close of business on the special record date.

•	Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the indenture trustee believes our proposal is practicable, payment will be made as proposed.

Payment of Debt Securities—Principal

Unless otherwise stated in the applicable prospectus supplement, we will pay the principal of and premium, if any, on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent. Any other paying agent initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.

Form; Transfers; Exchanges

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000.

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is referred to as an “exchange.”

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may exchange or transfer debt securities at the office of the indenture trustee. The indenture trustee acts as our agent for registering the debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is referred to as the “security registrar.” The security registrar will also perform transfers and exchanges.

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars.

Unless otherwise stated in the applicable prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (i) debt securities during a period of 15 days prior to giving any notice of redemption or (ii) any debt securities selected for redemption in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part. All debt securities issued upon any transfer or exchange of debt securities will be valid obligations of us, evidencing the same debt, and entitled to the same benefits under the applicable indenture, as the debt securities surrendered upon such transfer or exchange.

Redemption

We will set forth the terms, if any, for redemption of the debt securities in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt securities for redemption. If only a portion of your debt securities is redeemed, the indenture trustee will deliver to you, without charge, new debt securities of the same series for the remaining portion.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date and the time for payment has not been extended or deferred;

•	we do not pay the principal of or premium, if any, on any debt securities of the applicable series on the due date and the time for payment has not been extended or deferred;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•	we remain in breach of a covenant or warranty (excluding covenants and warranties not applicable to the affected series) of the applicable indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach (which notice must be sent by either the indenture trustee or the registered holders of at least 10% of the aggregate principal amount of debt securities of the affected series);

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur;

•	we fail to convert or exchange any debt securities which are convertible into or exchangeable for our common shares or preferred shares when required by the terms of such securities; or

•	any other event of default specified in the applicable indenture or prospectus supplement occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Remedies

Acceleration. If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If an event of default relating to our bankruptcy, insolvency, receivership or reorganization occurs with respect to any series of debt securities, the principal amount of all of the debt securities of that series will become automatically due and payable without any declaration or other action on the part of the indenture trustee or any registered holder.

Rescission of Acceleration. After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal and premium, if any, which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the indenture trustee under the indenture,

and all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

For more information regarding the waiver of events of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations. Subject to the applicable indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

•	exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the affected series.

The rights of registered holders to make such direction are subject to the following limitations:

•	such direction may not conflict with any law or the applicable indenture; and

•	such holders must offer to the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in connection therewith.

The indenture trustee may also take any other action it deems proper which is consistent with the direction of the registered holders.

Each indenture provides that no registered holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture, unless:

•	that registered holder has previously given the indenture trustee written notice of a continuing event of default;

•	the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written requests to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

•	for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

No registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. However, each registered holder has an absolute and unconditional right to receive payment on the debt securities when due and to bring a suit to enforce that right.

Notice of Default

The indenture trustee is required, under each indenture, to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that in the case of an event of default due to our failure to deposit any sinking fund payment when due, no notice shall be given to the registered holders until at least 60 days after the occurrence of the default. The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the indenture trustee with an annual statement as to our compliance with the conditions and covenants in the indentures.

Waiver of Default and of Compliance

The registered holders of not less than a majority in principal amount of the outstanding debt securities of any affected series, may waive, on behalf of the registered holders of all debt securities of such series, any past default under the applicable indenture, except a default in the payment of principal, premium, if any, or interest, or a default with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of each registered holder of the outstanding debt securities. Any such waiver will cure the default or event of default.

Covenants

Unless otherwise stated in the applicable prospectus supplement, the covenants described below apply to any and all series of debt securities. We will describe any additional covenants for a particular series of debt securities in the applicable prospectus supplement.

Payment of Principal, Premium and Interest. We, for the benefit of each series of debt securities, will warrant to duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities of that series in accordance with the terms of such securities and the applicable indenture.

Maintenance of Office or Agency. We will maintain for each series of debt securities an office or agency where securities of that series may be presented or surrendered for payment or for registration of transfer, exchange or conversion and where notices and demands on us may be served. We will give prompt written notice to the indenture trustee of the location, and any change in the location, of such office or agency.

Money for Securities Payments to be Held in Trust. If at any time we act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of, and premium, if any, and interest on, any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture, and we will promptly notify the indenture trustee of our action or failure to so act. Whenever we have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of, and premium, if any, and interest on, any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such paying agent is the indenture trustee) we will promptly notify the indenture trustee of our action or failure to so act.

Statement by Officers as to Default. We will deliver to the indenture trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not, to the knowledge of such person after due inquiry, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any grace period or requirement to provide notice) and, if we are in default, specifying all such defaults and the nature and status of such defaults as to which such person has knowledge.

Existence. Subject to Article 8 of the indenture (“Consolidation, Merger, Conveyance, Transfer or Lease”), we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation of such right or franchise is no longer desirable in the conduct of our business and that the loss of such right or franchise will not result in a material adverse effect to the holders of the debt securities.

Maintenance of Properties. We will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment so that we may properly and advantageously conduct our business at all times; provided, however, that we will not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, all taxes, assessments and governmental charges imposed on us upon our income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, could by law become a lien upon our property, except to the extent that we are contesting any such tax, assessment, charge or claim in good faith.

Consolidation, Merger, Conveyance, Transfer or Lease. We will not consolidate with or merge into any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any entity, unless:

•	the entity formed by the consolidation or into which we are merged, or the entity which acquires or leases all or substantially all of our property and assets, is an entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of ,and premium, if any, and interest on, all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	all other conditions specified in the applicable indenture are met.

Modification of Indentures

Without Registered Holder Consent. We and the applicable indenture trustee may, without the consent of any registered holders of the debt securities, enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of debt securities;

•	to provide for the issuance of bearer securities or to provide for the issuance of uncertificated debt securities and to make all appropriate changes for such purpose;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that such change, elimination or addition (i) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any registered holder of any such debt security with respect to such provision or (ii) becomes effective only when there is no debt security outstanding;

•	to secure the debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee;

•	to provide holders with rights to convert their debt securities into our common shares or preferred shares;

•	to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect; or

•	to add any subsidiary as a guarantor or to remove a guarantor in accordance with the terms of the applicable indenture.

With Registered Holder Consent. We and the applicable indenture trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification, voting as one class. However, no amendment or modification may, without the consent of each registered holder of outstanding debt securities affected by such amendment or modification:

•	change the stated maturity of the principal of, or premium, if any, and interest on, any debt securities (other than pursuant to the terms of the debt securities), or reduce the principal amount, premium, if any, or interest payable or change the currency in which any debt securities are payable, or impair the right of the registered holder to bring suit to enforce any payment;

•	reduce the percentage of registered holders whose consent is required for any supplemental indenture or any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	modify certain provisions of the indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•	make any change that adversely affects the right to convert any convertible debt securities or decrease the conversion rate or increase the conversion price of any convertible debt securities.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of registered holders of debt securities of one or more series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Miscellaneous

The indentures provide that certain of the debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the applicable indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indentures, in the manner and subject to the limitations provided in the indentures. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.

Defeasance and Covenant Defeasance

The indentures provide, unless the terms of the particular series of debt securities state otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance;” or

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

One condition that we must satisfy in connection with any defeasance is the irrevocable deposit with the indenture trustee, in trust, of money or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of, and premium, if any, and interest on, those debt securities on the maturity dates of the payments or upon redemption. In addition, we must deliver to the indenture trustee an opinion of counsel confirming that there will be no federal income tax consequences to the holders of the debt securities as a result of the defeasance and an officers’ certificate confirming, if applicable, that the securities will not be delisted.

The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities that were defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the cash and government obligations in the defeasance trust could be less than the principal, premium, if any, and interest then due on the series of debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Resignation and Removal of an Indenture Trustee; Deemed Resignation

An indenture trustee, once selected and duly qualified, may resign at any time by giving written notice to us. An indenture trustee may also be removed by act of the registered holders of a majority in aggregate principal amount of the then outstanding debt securities of any series. No resignation or removal of an indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the applicable indenture. Under some circumstances, we may appoint a successor indenture trustee and, if the successor indenture trustee accepts such appointment, the indenture trustee will be deemed to have resigned.

Subordination

Unless otherwise stated in the applicable prospectus supplement, any series of subordinated debt securities issued under this prospectus will be subordinate and junior in right of payment to the prior payment in full of all of our existing and future senior indebtedness. However, our obligation to pay the principal of, and premium, if any, and interest on, the subordinated debt securities will not otherwise be affected.

If our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, we must pay all of our senior indebtedness in full before we make any payment on account of the principal of, or premium, if any, and interest on, any subordinated debt securities. If, in connection with our dissolution, winding-up, liquidation or reorganization, any payment or distribution is received by the subordinated debt indenture trustee or by the holders of the subordinated debt securities before we have paid all of our senior indebtedness in full, such payment or distribution must be paid over or delivered to the holders of any unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.

If any of the subordinated debt securities are declared due and payable before their stated maturity, the holders of our senior indebtedness will be entitled to receive payment in full of their senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment on account of the principal of, or premium, if any, and interest on, the subordinated debt securities.

In the event of a default by us in the payment of amounts due on any of our senior indebtedness, we may not make any payment on account of the principal of, or premium, if any, or interest on, the subordinated debt securities until such default has been cured or waived.

Due to the subordination feature of the subordinated debt securities, if our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, some or all of the holders of our senior indebtedness may recover more, ratably, than holders of the subordinated debt securities. If we issue a series of subordinated debt securities under this prospectus, the applicable prospectus supplement will set forth the aggregate amount of senior indebtedness outstanding as of a recent date and will describe any limitation on the issuance of additional senior indebtedness or state that there is no such limitation.

Book-Entry, Delivery and Form

The debt securities issued hereunder may be issued in book-entry form and may be represented by one or more notes in registered global form that are deposited with or on behalf of a depositary. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement. We anticipate that the following provisions generally will apply to such depositary arrangement.

Unless otherwise stated in the applicable prospectus supplement, the global notes will be deposited with the indenture trustee as custodian for The Depository Trust Company (“DTC”) and will be registered in the name of a nominee of DTC. DTC will maintain the global notes through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in DTC’s system.

Under the terms of the indentures, we and the indenture trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee will be considered the sole holder of outstanding notes under the indentures.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days, or if we, at our option, notify the indenture trustee in writing that we elect to cause the issuance of notes in definitive form under the applicable indenture. In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Except as otherwise stated in the applicable prospectus supplement, for so long as DTC or its nominee is the registered owner of a global note, owners of beneficial interests in the global note: (i) will not be entitled to have any of the individual debt securities of the series represented by the global note registered in their names; (ii) will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form; and (iii) will not be considered the owners or holders of those debt securities under the applicable indenture.

Payment of the principal of, and premium, if any, and interest on, debt securities represented by a global note will be made to DTC or its nominee as the registered owner of the global note representing those debt securities. We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of the global note representing those debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note for those debt securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practices, as is currently the case with securities held for the accounts of customers in “street name.” These payments will be the responsibility of the participants. Neither we nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the global note for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Regulations (the “Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 38,000,000 common shares, par value $.01 per share, and 2,000,000 preferred shares, par value $.01 per share, of which 4,000 have been designated as 9.75% Series A Preferred Shares, par value $.01 per share (the “Series A Preferred Shares”). As of September 30, 2013, there were 24,357,943 common shares issued and outstanding, 2,734,780 common shares held by us in treasury and 2,000 preferred shares issued and outstanding (all of which were Series A Preferred Shares).

Common Shares

Holders of our common shares are entitled to:

•	one vote for each share held;

•	receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and

•	share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of preferential amounts to the holders of preferred shares, if any.

Holders of our common shares have no preemptive, subscription, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of our preferred shares, including any preferred shares that we may designate and issue in the future.

Our common shares are listed on NYSE under the trading symbol “MHO.” Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Our Articles authorize our board of directors to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of NYSE, up to an aggregate of 2,000,000 preferred shares in one or more series. Our board of directors is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion and exchange rights, redemption rights, liquidation rights, sinking fund requirements, preemptive rights and restrictions on the issuance of shares. Absent a determination by our board of directors to establish different voting rights, holders of preferred shares will be entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class, except that the Ohio General Corporation Law entitles the holders of preferred shares to exercise a class vote on certain matters.

Our board of directors will fix the powers, designations, preferences and relative, participating, optional and other special rights of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

Our board of directors may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

Series A Preferred Shares

Pursuant to our Articles, 4,000 of our preferred shares have been designated as Series A Preferred Shares. On March 15, 2007, we issued 4,000 Series A Preferred Shares, represented by 4,000,000 depositary shares, of which 2,000 Series A Preferred Shares, represented by 2,000,000 depositary shares, remain outstanding. See “—Depositary Shares” below. The registration statement of which this prospectus is a part does not register any of our authorized but unissued Series A Preferred Shares.

Dividends

Holders of Series A Preferred Shares receive when, as, and if declared by our board of directors, out of funds legally available for payment of dividends under Ohio law, cash dividends. Dividends are payable quarterly in arrears on the 15th day of March, June, September and December of each year at an annual rate of 9.75% of the $25,000 liquidation preference of each preferred share. Following a “change of control event,” as defined in our Articles, dividends on the Series A Preferred Shares, when, as and if declared by us, will increase to an annual rate of 10.75% of the $25,000 liquidation preference per share. Dividends on the Series A Preferred Shares are not cumulative and, accordingly, if for any reason we do not declare a dividend on the Series A Preferred Shares for a quarterly dividend period, holders of the Series A Preferred Shares have no right to receive a dividend for that period, and we have no obligation to pay a dividend for that period, whether or not we pay dividends in full or have sufficient funds to pay dividends in the future. The Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends. As a result, unless dividends have been declared and paid or set apart on the Series A Preferred Shares for the then-current quarterly dividend period, no dividends may be declared or paid or set apart for payment on our common shares for that period, other than dividends or distributions paid in our common shares, or options, warrants or rights to subscribe for or purchase our common shares or any of our other equity ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon our dissolution, liquidation or winding up. We may, in our discretion, choose to pay dividends on the Series A Preferred Shares without paying any dividends on our common shares or other junior equity.

Voting Rights

The Series A Preferred Shares have no voting rights, except with respect to those specified matters set forth in our Articles or as otherwise required by the Ohio General Corporation Law. So long as any Series A Preferred Shares remain outstanding, we will not, without the affirmative vote of the holders of at least a majority of the Series A Preferred Shares:

•	authorize, create or issue any shares of capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Shares, or reclassify any authorized shares of capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock;

•	amend the terms of the Series A Preferred Shares in our Articles, whether by merger, consolidation or otherwise, so as to change the express terms, or add express terms, in a manner substantially prejudicial to holders of the Series A Preferred Shares; or

•	adopt any other amendment to our Articles that requires a vote of the holders of the shares of a particular class pursuant to Section 1701.71(B) of the Ohio Revised Code.

Any increase in the amount of our authorized common shares or preferred shares, any increase or decrease in the number of shares of any other series of preferred shares, or any authorization, creation and issuance of other classes or series of common shares or other shares, in each case ranking equally with or junior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to be substantially prejudicial to the holders of the Series A Preferred Shares under the above provisions.

Liquidation Preference

The Series A Preferred Shares rank senior to our common shares with respect to distribution of our assets upon our liquidation, dissolution or winding up. Upon our liquidation, dissolution or winding up, the holders of the Series A Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders, $25,000 per share, plus any accrued and unpaid dividends for the then-current quarterly dividend period, before any payment or distribution out of our assets may be made to or set apart for the holders of our common shares or other junior equity. If, upon our liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of the Series A Preferred Shares or any stock ranking equally with the Series A Preferred Shares is insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, will be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation nor merger of us, nor a sale, lease, exchange or transfer of all or substantially all of our assets, will be deemed to be a liquidation, dissolution or winding up under the above provisions.

Redemption

We may, at our option, redeem the Series A Preferred Shares, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price per share equal to the liquidation preference, plus accrued and unpaid dividends (whether or not earned or declared) from the dividend payment date immediately preceding the redemption date to but excluding the redemption date; provided, however, that any redemption that would reduce the aggregate liquidation preference of the Series A Preferred Shares outstanding to less than $25 million in the aggregate would be restricted to a redemption in whole only. If we choose to redeem less than all the Series A Preferred Shares, we will either determine the Series A Preferred Shares to be redeemed by lot or pro rata in such manner as our board of directors deems equitable. There is no sinking fund for the redemption or purchase of the Series A Preferred Shares. Holders of the Series A Preferred Shares have no right to require the redemption of the Series A Preferred Shares.

Maturity; Conversion; Preemptive Rights

The Series A Preferred Shares do not have a maturity date, and we are not required to redeem, or set aside funds to redeem, the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem them. The Series A Preferred Shares are not convertible into, or exchangeable for, shares of any other securities or property. The Series A Preferred Shares have no preemptive rights.

Depositary Shares

Our outstanding Series A Preferred Shares are represented by depositary shares, with each depositary share representing 1/1,000th of a Series A Preferred Share. The depositary shares are evidenced by depositary receipts, and the underlying Series A Preferred Shares have been deposited pursuant to a deposit agreement among us, Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares are entitled to all the rights and preferences of the Series A Preferred Shares in proportion to the applicable fraction of a preferred share represented by such depositary share.

The depositary will distribute all cash dividends and other cash distributions paid with respect to the Series A Preferred Shares to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder.

Because each depositary share represents ownership of 1/1,000th of a Series A Preferred Share, and each Series A Preferred Share is entitled to a vote per share based on its liquidation preference under the limited circumstances described above, holders of depositary receipts will be entitled to 1/1,000th of such vote per depositary share under such limited circumstances.

If we redeem the Series A Preferred Shares, in whole or in part, the corresponding depositary shares will also be redeemed. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per Series A Preferred Share. If less than all the depositary shares are redeemed, we will select either by lot or pro rata those depositary shares to be redeemed.

Underlying Series A Preferred Shares may be withdrawn, in whole but not in part, from the depositary arrangement upon surrender of depositary receipts at the principal office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Except as described in the deposit agreement, holders of withdrawn Series A Preferred Shares will not be entitled to redeposit such shares or to receive depositary shares.

The outstanding depositary shares are listed on NYSE under the symbol “MHOPrA.” There is no separate public trading market for the Series A Preferred Shares except as represented by the depositary shares. The depositary shares are maintained in book-entry form registered in the name of the nominee of DTC.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and Series A Preferred Shares is Computershare Trust Company, N.A. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law

Certain provisions in our Articles and Regulations and the Ohio General Corporation Law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our securities.

Blank Check Preferred Shares. Our Articles authorize our board of directors to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of NYSE, up to an aggregate of 2,000,000 preferred shares in one or more classes or series. With respect to any classes or series, the board of directors may determine the designation and the number of shares, rights, preferences, privileges, qualifications and restrictions, including dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences. Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class, except that the Ohio General Corporation Law entitles the holders of preferred shares to exercise a class vote on certain matters. Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control without further action by our shareholders.

Classified Board of Directors. Our board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of our directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. In addition, our Regulations provide that the number of directors in each class and the total number of directors may only be changed by the affirmative vote of a majority of the directors or the holders of record of at least 75% of our voting power. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors, except for cause.

Limited Shareholder Action by Written Consent. Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that, pursuant to Section 1701.11, a corporation’s code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the corporation’s articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our Regulations provide that they may be amended or repealed without a meeting by the written consent of a majority of our voting power; provided, however, that the affirmative vote of two-thirds of our voting power is required (whether at a meeting or without a meeting by an action by written consent) to amend or repeal certain provisions of our Regulations, as discussed below under “—Supermajority Voting Provisions.” This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Supermajority Voting Provisions. The affirmative vote of two-thirds of our voting power is required to amend or repeal our Regulations, or to adopt a new code of regulations, with respect to any of the following:

•	the requirements for calling special meetings of shareholders;

•	the requirements for giving notice of annual or special meetings of shareholders;

•	the provisions regarding our number of directors and our staggered board of directors;

•	the provisions for filling vacancies or newly created directorships on our board of directors;

•	the procedures for nominating directors;

•	the provisions regarding conflicts of interest;

•	the requirement that directors can only be removed for cause;

•	the indemnification provisions;

•	our non-statutory Control Share Acquisition Act provisions; and

•	amendments to these supermajority provisions.

In addition, the affirmative vote of 75% of our voting power is required to amend or repeal the provisions in our Regulations regarding changes in the number of directors. On all other proposed amendments to our Regulations, the required vote is a majority of our voting power.

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and most amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our Articles do not change the default voting requirement provided by the Ohio General Corporation Law.

Shareholder Nominations. Our Regulations provide that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the meeting or otherwise give notice of the meeting). Our Regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting of shareholders.

Control Share Acquisition Act. Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more (but less than one-third) of such voting power;

•	one-third or more (but less than a majority) of such voting power; and

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have opted out of the application of the Control Share Acquisition Act. However, we have adopted a substantially similar provision in our Regulations with one significant exception. Under our Regulations, no shareholder meeting or vote is required if our board of directors has approved the proposed acquisition of voting power. In addition, our Regulations provide our board of directors with more flexibility than provided by the Control Share Acquisition Act in setting a date for the special meeting of shareholders to consider the proposed control share acquisition.

NOL Protective Amendment. In March 2009, we amended our Regulations to impose certain restrictions on the transfer of our common shares to preserve the tax treatment of our net operating losses and built-in losses (the “NOL Protective Amendment”). The transfer restrictions imposed by the NOL Protective Amendment generally restrict (unless otherwise approved by our board of directors) any direct or indirect transfer of our common shares if the effect would be to: (i) increase the direct or indirect ownership of our common shares by any person or group of persons from less than 5% to 5% or more of our common shares; or (ii) increase the percentage of our common shares owned directly or indirectly by a person or group of persons owning or deemed to own 5% or more of our common shares. The NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” for purposes of Section 382 of the Code that could limit our ability to utilize our net operating loss carryforwards and recognize certain built-in losses and thereby adversely affect us. Although the basis for the NOL Protective Amendment is to preserve the tax treatment of our net operating losses and built-in losses, the NOL Protective Amendment could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person or group of persons to accumulate 5% or more of our common shares, and restricts the ability of a person or group of persons now owning 5% or more of our common shares from acquiring additional common shares, without the approval of our board of directors.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the corresponding proportion of the redemption price payable with respect to the preferred shares. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change.

With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay the charges and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications that the preferred stock depositary receives from us relating to the preferred shares. In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed, by law or any circumstances beyond our control, in performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

The following description of the warrants sets forth certain general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the designation, number or amount and other terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provision for changes to or adjustments in such price;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the minimum and maximum number of warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Each warrant will entitle its holder to purchase the securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of the principal of, or premium, if any, and interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of common shares, preferred shares or depositary shares, the right to vote or to receive any payments of dividends on the common shares, preferred shares or depositary shares purchasable upon exercise.

DESCRIPTION OF RIGHTS

The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include the specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights offering;

•	the price, if any, for the rights;

•	the aggregate number of rights to be issued and the designation, number or amount and other terms of the securities purchasable upon exercise of the rights;

•	the exercise price payable for the securities purchasable upon exercise of the rights, and any provisions for changes to or adjustments in the exercise price;

•	the date on which the holder’s ability to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the rights will be transferable;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering;

•	a discussion of material federal income tax considerations applicable to the exercise of the rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle its holder to purchase the securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description of stock purchase contracts sets forth certain general terms that may apply to the stock purchase contracts that we may offer under this prospectus. The specific terms of any stock purchase contracts will be described in the applicable prospectus supplement relating to the stock purchase contracts. We will file forms of the relevant documents as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any stock purchase contracts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. The price per common share, preferred share or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities, guarantees of debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities. The applicable prospectus supplement for any units will describe:

•	the terms of the units and of the debt securities, guarantees of debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	a discussion of material federal income tax considerations applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a dividend, distribution, rights offering, forward contracts or similar arrangements;

•	through a combination of any of these methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of M/I Homes, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our common shares and the depositary shares representing our Series A Preferred Shares are listed on NYSE, and similar information concerning us can also be inspected and copied at the offices of NYSE at 20 Broad Street, New York, NY 10005.

Our website address is www.mihomes.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2013, March 5, 2013, March 11, 2013, March 12, 2013, April 3, 2013, May 8, 2013 (two reports) and July 19, 2013; and

•	the description of our common shares, $.01 par value per share, contained in our Registration Statement on Form S-3 (File No. 333-176088) filed with the SEC on August 5, 2011, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements, and all such filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Attn: Chief Legal Officer

(614) 418-8000

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated (except for the SEC registration fee) fees and expenses payable by us in connection with the sale and distribution of the securities registered hereunder (excluding any underwriting discounts and commissions):

SEC registration fee	$51,520
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

*	These fees and expenses are based on the number and type of issuances and the amount of securities offered, and, accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of M/I Homes, Inc. (“M/I Homes”) and the organizational documents of each of the co-registrants.

M/I Homes, Inc.

Under Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”), directors, officers, employees and agents of an Ohio corporation have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful, on the merits or otherwise, in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding.

Section 1701.13(E) of the OGCL permits a corporation to indemnify its directors, officers, employees or agents or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.

Under Section 1701.13(E), a corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys’ fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

M/I Homes’ Amended and Restated Articles of Incorporation (the “Articles”) provide that M/I Homes shall, to the fullest extent not prohibited by law, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements or appeals thereof, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of M/I Homes, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of M/I Homes or, at the direction or request of M/I Homes, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise (including any employee benefit plan). The Articles further provide that (i) M/I Homes shall indemnify any other person to the extent such person is entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of M/I Homes and (ii) M/I Homes may further indemnify any such person if it is determined by the board of directors of M/I Homes that indemnification is proper in the specific case.

Under M/I Homes’ Amended and Restated Regulations (the “Regulations”), M/I Homes shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of M/I Homes. A person claiming such indemnification shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of M/I Homes. The Regulations state that any such indemnification, unless ordered by a court, shall be made only upon a determination that the director or officer has met the applicable standard of conduct, and such determination shall be made (i) by a majority vote of a quorum consisting of disinterested directors, (ii) in a written opinion by qualified independent legal counsel or (iii) by the shareholders.

The Regulations provide that, to the extent that an officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding, such person shall be promptly indemnified against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such person in connection therewith. The Regulations further provide that expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding shall be paid by M/I Homes in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such person if (i) in respect of any claim (except one in which the only liability asserted against a director is for approving unlawful loans, dividends or distribution of assets under Section 1701.95 of the OGCL), M/I Homes receives an undertaking by or on behalf of the director, in which such person agrees to repay all such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to M/I Homes or with reckless disregard for the best interests of M/I Homes, and such person agrees to cooperate reasonably with M/I Homes concerning the action, suit or proceeding, or (ii) M/I Homes receives an undertaking by or on behalf of the director or officer in which such person agrees to repay all such amounts if it ultimately is determined that such person is not entitled to be indemnified.

The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Regulations provide that M/I Homes may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not M/I Homes would have the obligation or the power to indemnify such person under the Regulations.

Co-Registrants

Certain officers and other employees of M/I Homes serve at the request of M/I Homes as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by M/I Homes, the directors, officers, employees and agents of the co-registrants are also entitled to indemnification to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the applicable co-registrant is organized as described below.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

M/I Homes of Charlotte, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Charlotte, LLC do not address indemnification.

M/I Homes of Chicago, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Chicago, LLC do not address indemnification.

M/I Homes of DC, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of DC, LLC do not address indemnification.

M/I Homes of DFW, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of DFW, LLC do not address indemnification.

M/I Homes of Houston, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Houston, LLC do not address indemnification.

M/I Homes of Raleigh, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Raleigh, LLC do not address indemnification.

M/I Homes of San Antonio, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of San Antonio, LLC do not address indemnification.

Northeast Office Venture, Limited Liability Company. The certificate of formation and the limited liability company agreement of Northeast Office Venture, Limited Liability Company do not address indemnification.

Florida Limited Liability Companies

Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

MHO Holdings, LLC. The articles of organization and the operating agreement of MHO Holdings, LLC do not address indemnification.

MHO, LLC. The articles of organization and the operating agreement of MHO, LLC do not address indemnification.

M/I Homes of Florida, LLC. The articles of organization and the operating agreement of M/I Homes of Florida, LLC do not address indemnification.

M/I Homes of Orlando, LLC. The articles of organization and the operating agreement of M/I Homes of Orlando, LLC do not address indemnification.

M/I Homes of Tampa, LLC. The articles of organization and the operating agreement of M/I Homes of Tampa, LLC do not address indemnification.

M/I Homes of West Palm Beach, LLC. The articles of organization and the operating agreement of M/I Homes of West Palm Beach, LLC do not address indemnification.

Indiana Limited Liability Companies

Chapter 2, Section 2 of the Indiana Business Flexibility Act (the “IBFA”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Chapter 4, Section 4 of the IBFA provides that a written operating agreement may provide for indemnification of a member or manager of a limited liability company for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

M/I Homes First Indiana LLC. The articles of organization and the operating agreement of M/I Homes First Indiana LLC do not address indemnification.

M/I Homes Second Indiana LLC. The articles of organization and the operating agreement of M/I Homes Second Indiana LLC do not address indemnification.

Indiana Limited Partnership

Chapter 2, Section 9 of the Indiana Revised Uniform Limited Partnership Act provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner, employee, officer or agent of the partnership against liability incurred in the action if (i) the person’s conduct was in good faith and (ii) the person reasonably believed (A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership and (B) in all other cases, that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership and (iii) in the case of any criminal action, the person either (A) had reasonable cause to believe the person’s conduct was lawful or (B) had no reasonable cause to believe the person’s conduct was unlawful. The foregoing provisions do not exclude any other rights to indemnification that a partner, employee, officer, or agent of the domestic or foreign limited partnership may have under the partnership agreement or with the written consent of all partners. To the extent it is not inconsistent with the foregoing, Section 18 of the Indiana Uniform Partnership Act provides that, subject to any agreement between the partners, partnerships must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by such partner in the ordinary and proper conduct of the partnership’s business, or for the preservation of the partnership’s business or property.

M/I Homes of Indiana, L.P. The certificate of limited partnership of M/I Homes of Indiana, L.P. does not address indemnification. The limited partnership agreement of M/I Homes of Indiana, L.P. provides that, to the fullest extent permitted by law, on request by the person to be indemnified, the partnership must indemnify the general partner and its members, managers, officers, employees and agents and hold them harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, costs of suit and attorneys’ fees) the general partner may incur as a general partner in the partnership or any of them may incur in performing the obligations of the general partner with respect to the partnership, and on request by the person to be indemnified, the partnership must advance expenses associated with defense of any related action; provided, however, that this indemnity does not apply to actions constituting bad faith, gross negligence, willful misconduct or a breach of the provisions of the limited partnership agreement or actions as to which the conduct of such person was not in the best interests of the partnership or the person had reasonable cause to believe the action was unlawful.

Maryland Limited Liability Companies

Section 203 of the Maryland Limited Liability Company Act provides that, unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Prince Georges Utilities, LLC. The articles of organization and the operating agreement of Prince Georges Utilities, LLC do not address indemnification.

The Fields at Perry Hall, L.L.C. The articles of organization and the operating agreement of The Fields at Perry Hall, L.L.C. do not address indemnification.

Wilson Farm, L.L.C. The articles of organization and the operating agreement of Wilson Farm, L.L.C. do not address indemnification.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any action, suit or proceeding because such person is or was a manager, member, partner, officer, employee or agent of the company, or is or was serving at the company’s request as a manager, director, trustee, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action or suit by or in the right of the company to procure a judgment in its favor, a limited liability company may indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager , officer, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue or matter referred to above, the limited liability company must indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification authorized by Section 1705.32 of the OLLCA is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance or furnish similar protection for or on behalf of any person who is or was a manager, director, trustee, officer, employee or agent of the company or who is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another entity.

M/I Homes of Austin, LLC. The articles of organization and the operating agreement of M/I Homes of Austin, LLC do not address indemnification.

M/I Homes of Central Ohio, LLC. The articles of organization and the operating agreement of M/I Homes of Central Ohio, LLC do not address indemnification.

M/I Homes of Cincinnati, LLC. The articles of organization and the operating agreement of M/I Homes of Cincinnati, LLC do not address indemnification.

M/I Homes Service, LLC. The articles of organization and the operating agreement of M/I Homes Service, LLC do not address indemnification.

M/I Properties LLC. The articles of organization and the operating agreement of M/I Properties LLC do not address indemnification.

Director and Officer Insurance Maintained by M/I Homes

M/I Homes maintains insurance policies under which directors and officers of M/I Homes and its subsidiaries (including the co-registrants) are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of M/I Homes or its subsidiaries.

Item 16.	Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the field prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2013.

M/I HOMES, INC.

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: Chairman of the Board, Chief Executive Officer and President

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 9, 2013

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 9, 2013

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Director	December 9, 2013

/s/ Ann Marie W. Hunker Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	December 9, 2013

/s/ Joseph A. Alutto* Joseph A. Alutto	Director	December 9, 2013

/s/ Friedrich K. M. Böhm* Friedrich K. M. Böhm	Director	December 9, 2013

/s/ William H. Carter* William H. Carter	Director	December 9, 2013

/s/ Michael P. Glimcher* Michael P. Glimcher	Director	December 9, 2013

/s/ Thomas D. Igoe* Thomas D. Igoe	Director	December 9, 2013

/s/ Norman L. Traeger* Norman L. Traeger	Director	December 9, 2013

/s/ Sharen J. Turney* Sharen J. Turney	Director	December 9, 2013

* By:	/s/ Phillip G. Creek
Phillip G. Creek, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2013.

MHO HOLDINGS, LLC

M/I HOMES FIRST INDIANA LLC

M/I HOMES OF AUSTIN, LLC

M/I HOMES OF CENTRAL OHIO, LLC

M/I HOMES OF CHARLOTTE, LLC

M/I HOMES OF CHICAGO, LLC

M/I HOMES OF CINCINNATI, LLC

M/I HOMES OF DC, LLC

M/I HOMES OF DFW, LLC

M/I HOMES OF HOUSTON, LLC

M/I HOMES OF RALEIGH, LLC

M/I HOMES OF ORLANDO, LLC

M/I HOMES OF SAN ANTONIO, LLC

M/I HOMES OF TAMPA, LLC

M/I HOMES OF WEST PALM BEACH, LLC

M/I HOMES SERVICE, LLC

NORTHEAST OFFICE VENTURE, LIMITED

  LIABILITY COMPANY

PRINCE GEORGES UTILITIES, LLC

THE FIELDS AT PERRY HALL, L.L.C.

WILSON FARM, L.L.C.

By: /s/ Robert H. Schottenstein Name: Robert H. Schottenstein Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	December 9, 2013

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	December 9, 2013

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Vice-Chairman of the Management Committee	December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2013.

M/I HOMES OF FLORIDA, LLC M/I HOMES SECOND INDIANA LLC M/I PROPERTIES LLC

By:	M/I HOMES, INC., its sole member

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 9, 2013

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 9, 2013

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Director	December 9, 2013

/s/ Ann Marie W. Hunker Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	December 9, 2013

/s/ Joseph A. Alutto* Joseph A. Alutto	Director	December 9, 2013

/s/ Friedrich K. M. Böhm* Friedrich K. M. Böhm	Director	December 9, 2013

/s/ William H. Carter* William H. Carter	Director	December 9, 2013

/s/ Michael P. Glimcher* Michael P. Glimcher	Director	December 9, 2013

/s/ Thomas D. Igoe* Thomas D. Igoe	Director	December 9, 2013

/s/ Norman L. Traeger* Norman L. Traeger	Director	December 9, 2013

/s/ Sharen J. Turney* Sharen J. Turney	Director	December 9, 2013

* By:	/s/ Phillip G. Creek
Phillip G. Creek, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2013.

MHO, LLC

By: /s/ Robert H. Schottenstein Name: Robert H. Schottenstein Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President and Chief Executive Officer (Principal Executive Officer)	December 9, 2013

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2013

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Chairman of the Management Committee	December 9, 2013

/s/ Fred Sikorski Fred Sikorski	Region President and Vice-Chairman of the Management Committee	December 9, 2013

/s/ Bill McDonough, Jr. Bill McDonough, Jr.	Senior Vice President - Chief Marketing Officer and Vice-Chairman of the Management Committee	December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2013.

M/I HOMES OF INDIANA, L.P.

By:	M/I HOMES FIRST INDIANA, LLC, its general partner
By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	December 9, 2013

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	December 9, 2013

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Vice-Chairman of the Management Committee	December 9, 2013

EXHIBIT INDEX

Exhibit Number	Name of Exhibit
1.1*	Form of underwriting or distribution agreement.
3.1	Amended and Restated Articles of Incorporation of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-12434)).
3.2	Amendment to Article First of the Amended and Restated Articles of Incorporation of M/I Homes, Inc., dated January 9, 2004 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-12434)).
3.3	Amendment to Article Fourth of the Amended and Restated Articles of Incorporation of M/I Homes, Inc., dated March 13, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 15, 2007 (File No. 1-12434)).
3.4	Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12434)).
3.5	Amendment to Article I(f) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12434)).
3.6	Amendment to Article II(f) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2009 (File No. 1-12434)).
4.1	Specimen certificate representing the common shares, par value $.01 per share, of M/I Homes, Inc. (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1 (File No. 33-68564)).
4.2	Specimen certificate representing the 9.75% Series A Preferred Shares, par value $.01 per share, of M/I Homes, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 15, 2007).
4.3	Indenture, dated as of November 12, 2010, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee of M/I Homes, Inc.’s 8.625% Senior Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2010).
4.4	Indenture, dated as of September 11, 2012, by and among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee [subordinated notes indenture] (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 11, 2012).
4.5	Supplemental Indenture, dated as of September 11, 2012, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee of M/I Homes, Inc.’s 3.25% Convertible Senior Subordinated Notes due 2017 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 11, 2012).
4.6	Supplemental Indenture, dated as of March 11, 2013, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee of M/I Homes, Inc.’s 3.0% Convertible Senior Subordinated Notes due 2018 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 12, 2013).
4.7††	Form of indenture for senior debt securities.
4.8*	Form of senior debt security.
4.9*	Form of subordinated debt security.
4.10*	Form of guarantee.
4.11*	Certificate of amendment describing the terms of the preferred shares (including specimen certificate representing the preferred shares).
4.12*	Form of deposit agreement (including form of depositary receipt).

Exhibit Number	Name of Exhibit
4.13*	Form of warrant agreement (including form of warrant certificate).
4.14*	Form of rights agreement (including form of rights certificate).
4.15*	Form of stock purchase contract.
4.16*	Form of unit agreement (including form of unit).
5.1†	Opinion of Vorys, Sater, Seymour and Pease LLP.
12.1††	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2†	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 to this registration statement).
24.1††	Powers of Attorney.
25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities.
25.2††	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee for subordinated debt securities.

†	Filed herewith.

††	Previously filed with the Registration Statement on Form S-3 (File No. 333-191989) filed with the Commission on October 30, 2013.

*	To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report on Form 8-K to be filed by the registrant in connection with an offering of securities.

**	To be filed separately on Form T-1 and incorporated herein by reference.